Exhibit 4.4
REPLACEMENT CAPITAL COVENANT
     REPLACEMENT CAPITAL COVENANT, dated as of •, 2007 (this “Replacement Capital Covenant”), by The Progressive Corporation, an Ohio corporation (together with its successors and assigns, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).
RECITALS
     A. On the date hereof, the Corporation is issuing $1,000,000,000 aggregate principal amount of its 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Debentures”).
     B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Corporation’s Prospectus Supplement, dated June 18, 2007, to the Corporation’s prospectus, dated June 18, 2007, included in the registration statement on Form S-3 (File No. 333-143824), relating to the Debentures.
     C. The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.
     D. The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.
     NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.
SECTION 1. Definitions
     Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.
SECTION 2. Limitations on Repayment, Redemption and Purchase of Debentures
     The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not repay, redeem or purchase, nor shall any Subsidiary of the Corporation purchase, any of the Debentures prior to the Termination Date except to the extent that the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of the Applicable Percentages of the following amounts:
     (i) the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of Replacement Capital Securities, plus
     (ii) (A) the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries from the sale of Common Shares and Qualifying Warrants and (B) the Current Stock Market Price of any Common Shares that the Corporation and its Subsidiaries have issued (determined as of the date of issuance) in connection with the conversion of any convertible or exchangeable securities, other than securities for which the Corporation or any of its Subsidiaries has received equity credit from any NRSRO, in each case since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period), in each case to Persons other than the Corporation and its Subsidiaries. For purposes of this Replacement Capital Covenant, the terms “repay” and “repayment” include the defeasance by the Corporation of the Debentures as well as the satisfaction and discharge of its obligations under the Indenture with respect to the Debentures.
SECTION 3. Covered Debt
     (a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.
     (b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:
     (i) the Corporation shall identify each series of its then-outstanding long-term indebtedness for money borrowed that is Eligible Debt;
     (ii) if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;
     (iii) if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;
     (iv) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) or (iii) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but excluding the Redesignation Date as of which a new series of outstanding long-term indebtedness for money borrowed is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and
     (v) in connection with such identification of a new series of Covered Debt, the Corporation shall, as provided for in Section 3(c), give a notice and file with the Commission a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant as an exhibit within the time frame provided for in Section 3(c).
     (c) Notice. In order to give effect to the intent of the Corporation described in Recital C, the Corporation covenants that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (x) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Form 8-K under the Securities Exchange Act; (ii) so long as the Corporation is a reporting company under the Securities Exchange Act, the Corporation shall include in each annual report filed with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the Corporation’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Corporation shall give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change in a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant, and in the Corporation’s next annual report on Form 10-K, as applicable; (iv) if, and only if, the Corporation ceases to be a reporting company under the Securities Exchange Act, the Corporation shall (x) post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (y) cause a notice of the execution of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Corporation reasonably believes is appropriate (each an “Investor Screen”) and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and (v) promptly upon request by any Holder of Covered Debt, the Corporation shall provide such Holder with a copy of this Replacement Capital Covenant as executed.
     (d) The Corporation agrees that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against the Corporation as though such holder owned Covered Debt directly, and such holder shall be deemed to be a holder of “Covered Debt” for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder.
SECTION 4. Termination, Amendment and Waiver
     (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) the date, if any, on which the Holders of a majority in principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder, (ii) the date on which the Corporation ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term), (iii) June 15, 2047 or, if earlier, the date on which the Debentures are otherwise repaid, redeemed or purchased in full in accordance with this Replacement Capital Covenant, and (iv) the date on which the Debentures become accelerated due to the occurrence of an event of default. From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.
     (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation with the consent of the Holders of a majority in principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation (and without the consent of any Covered Debtholder) if (i) such amendment or supplement eliminates Common Shares, Qualifying Warrants, Mandatorily Convertible Preferred Shares and/or Debt Exchangeable for Common Equity as a Replacement Capital Security and, in the case of this clause (i), after the date of this Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate Common Shares, Qualifying Warrants, Mandatorily Convertible Preferred Shares and/or Debt Exchangeable for Common Equity as a Replacement Capital Security would result in a reduction in the Corporation’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt and an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate (subject to clause (i) in the circumstances where it applies) certain of, the types of securities qualifying as Replacement Capital Securities, and an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect.
     (c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the then-effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.
SECTION 5. Miscellaneous
     (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.
     (b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and if such Person initiates an action, claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).
     (c) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), or (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
Attention: Treasurer
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

THE PROGRESSIVE CORPORATION
By:
Name:
Title:

Schedule I
SCHEDULE I
DEFINITIONS
     “Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents permitting the Corporation, in its sole discretion, to defer or skip in whole or in part payment of Distributions on such Qualifying Capital Securities for one or more consecutive Distribution Periods not to exceed ten years and requiring the Corporation to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Corporation pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period, and that:
     (i) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the Corporation or any of its Subsidiaries as consideration for such APM Qualifying Securities) that the Corporation has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Shares or Mandatorily Convertible Preferred Shares;
     (ii) permit the Corporation to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Corporation to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Corporation from paying deferred Distributions out of any source of funds other than eligible proceeds;
     (iii) if deferral of Distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require the Corporation and its Subsidiaries not to repay, redeem or purchase any of its securities ranking junior to or pari passu with any APM Qualifying Securities on a bankruptcy or liquidation of the Corporation the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”), other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):
     (A) purchases of such securities by the Corporation’s Subsidiaries in connection with the distribution thereof or market-making or other secondary-market activities;
     (B) purchases, redemptions or other acquisitions of Common Shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or
     (C) purchases of Common Shares pursuant to a contractually binding requirement to buy Common Shares entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;
     (iv) may include a provision that, notwithstanding the Common Cap and the Preferred Cap, for purposes of paying deferred Distributions, limits the Corporation’s ability to sell Common Shares, Qualifying Warrants or Mandatorily Convertible Preferred Shares above the Share Cap;
     (v) in the case of Qualifying Capital Securities other than Qualifying Non-Cumulative Preferred Shares, include a Bankruptcy Claim Limitation Provision;
     (vi) permit the Corporation, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the voting stock of the surviving entity of the Business Combination or the Person to whom all or substantially all of the Corporation’s assets have been transferred, conveyed or leased is owned, directly or indirectly, by the shareholders of the other party to the Business Combination, then clauses (i) through (iii) of this definition will not apply to any deferral period that is terminated on the next Distribution Date following the date of the Business Combination;
     (vii) limit the obligation of the Corporation to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Shares and Qualifying Warrants to settle deferred Distributions pursuant to the Alternative Payment Mechanism either (A) during the first five years of any deferral period or (B) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such Qualifying Capital Securities) with respect to deferred Distributions attributable to the first five years of such deferral period, either:
     (X) to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the Current Stock Market Price of the Common Shares on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding Common Shares as of the date of the Corporation’s most recent publicly available consolidated financial statements; or
     (Y) to a number of Common Shares and Qualifying Warrants, in the aggregate, not in excess of 2% of the outstanding number of Common Shares (such limitation set forth in (X) or (Y), the “Common Cap”); and
     (viii) limit the right of the Corporation to issue APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Shares and Mandatorily Convertible Preferred Shares to settle deferred Distributions pursuant to the Alternative Payment Mechanism to an aggregate amount of Qualifying Non-Cumulative Preferred Shares and still-outstanding Mandatorily Convertible Preferred Shares, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such Qualifying Capital Securities (the “Preferred Cap”);
     provided (and it being understood) that:

               (A) the Corporation shall not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
               (B) if, due to a Market Disruption Event or otherwise, the Corporation is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Corporation will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
               (C) if the Corporation has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Corporation from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Preferred Cap and the Share Cap, as applicable, in proportion to the total amounts that are due on such securities.
     “APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, as applicable):
     (i) Common Shares;
     (ii) Qualifying Warrants;
     (iii) Qualifying Non-Cumulative Preferred Shares; or
     (iv) Mandatorily Convertible Preferred Shares;
provided (and it being understood) that (i) if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include both Common Shares and Qualifying Warrants, such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Qualifying Warrants and (ii) such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Mandatorily Convertible Preferred Shares.
     “Applicable Percentage” means:
     (i) in the case of any Common Shares or Qualifying Warrants, (a) 133% with respect to any repayment, redemption or purchase prior to June 15, 2017, (b) 200% with respect to any repayment, redemption or purchase on or after June 15, 2017 and prior to June 15, 2037 and (c) 400% with respect to any repayment, redemption or purchase on or after June 15, 2037;
     (ii) in the case of any Mandatorily Convertible Preferred Shares, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity or any Qualifying Capital Securities described in clause (i) of the definition of such term, (a) 100% with respect to any repayment, redemption or purchase prior to June 15, 2037 and (b) 300% with respect to any repayment, redemption or purchase on or after June 15, 2037;
     (iii) in the case of any Qualifying Capital Securities described in clause (ii) of the definition of such term, (a) 100% with respect to any repayment, redemption or purchase prior to June 15, 2037 and (b) 200% with respect to any repayment, redemption or purchase on or after June 15, 2037; and
     (iv) in the case of any Qualifying Capital Securities described in clause (iii) of the definition of such term, 100%.
     “Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (A) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:
     (i) in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Non-Cumulative Preferred Shares or Mandatorily Convertible Preferred Shares, 25% of the stated or principal amount of such Qualifying Capital Securities then outstanding; and
     (ii) in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the first two years of accumulated and unpaid Distributions and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Non-Cumulative Preferred Shares and Mandatorily Convertible Preferred Shares that is still outstanding that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision; provided that the holders of such Qualifying Capital Securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Non-Cumulative Preferred Shares.
     “Business Combination” has the meaning specified in clause (vi) of the definition of Alternative Payment Mechanism.
     “Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.
     “Commercially Reasonable Efforts” means, for purposes of selling APM Qualifying Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not Subsidiaries of the Corporation in public offerings or private placements. The Corporation shall not be considered to have made Commercially

Reasonable Efforts to effect a sale of APM Qualifying Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Cap” has the meaning specified in clause (vii) of the definition of Alternative Payment Mechanism.
     “Common Shares” means (i) common shares of the Corporation, including common shares issued pursuant to any dividend reinvestment plan or employee benefit plan of the Corporation, (ii) a security of the Corporation, ranking upon the Corporation’s liquidation, dissolution or winding up junior to its Qualifying Non-Cumulative Preferred Shares and pari passu with its Common Shares, that tracks the performance of, or relates to the results of, a business, unit or division of the Corporation, and (iii) any securities issued in exchange for the securities described in clause (i) or (ii) above in connection with a Business Combination.
     “Corporation” has the meaning specified in the introduction to this instrument.
     “Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but excluding the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but excluding the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.
     “Covered Debtholder” means each Person to the extent that that Person holds (whether as a Holder or a beneficial owner holding through a participant in a clearing agency) long-term indebtedness for money borrowed of the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt.
     “Current Stock Market Price” means, with respect to the Common Shares on any date, (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, (ii) if the Common Shares are not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Shares are traded or quoted on the relevant date or, (iii) if the Common Shares are not listed on any U.S. securities exchange on the relevant date, the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or (iv) if the Common Shares are not so quoted, the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.
     “Debentures” has the meaning specified in Recital A.
     “Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:
     (i) gives the holder a beneficial interest in (a) subordinated debt securities of the Corporation that are not redeemable prior to the settlement date of a related stock purchase contract and (b) a fractional interest in the related stock purchase contract for a Common Share that will be settled in three years or less, with the number of Common Shares purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities and having customary anti-dilution provisions;
     (ii) provides that the holders directly or indirectly grant the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Common Shares pursuant to such stock purchase contracts;
     (iii) includes a remarketing feature pursuant to which such subordinated debt securities are remarketed to new investors commencing not later than the last Distribution Date that is at least one month prior to the settlement date of the stock purchase contract; and
     (iv) provides for the proceeds raised in the remarketing to be used to purchase Common Shares under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by the Corporation exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the Debt Exchangeable for Common Equity.
     “Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:
     (i) gives the holder a beneficial interest in (a) subordinated debt securities of the Corporation or one of its Subsidiaries (in this definition, the “issuer”) that include a provision permitting the issuer to defer Distributions in whole or in part on such securities for one or more Distribution Periods of up to at least seven years without any remedies other than Permitted Remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (b) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in the Company’s Qualifying Non-Cumulative Preferred Shares;
     (ii) provides that the holders directly or indirectly grant to the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Qualifying Non-Cumulative Preferred Shares pursuant to such stock purchase contracts;
     (iii) includes a remarketing feature pursuant to which such subordinated debt securities are remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (a) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity or (b) one or more financial tests set forth in the terms of the instrument governing such Debt Exchangeable for Preferred Equity;
     (iv) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Preferred Shares under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the Corporation exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

     (v) includes a Qualifying Replacement Capital Covenant that will apply to such securities and to any Qualifying Non-Cumulative Preferred Shares issued pursuant to the stock purchase contracts; provided that such Qualifying Replacement Capital Covenant will not include Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity as “Replacement Capital Securities”; and
     (vi) if applicable, after the issuance of such Qualifying Non-Cumulative Preferred Shares, provides the holders with a beneficial interest in such Qualifying Non-Cumulative Preferred Shares.
     “Distribution Date” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, the dates on which Distributions on such securities are scheduled to be made.
     “Distribution Period” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, each period from and including a Distribution Date for such securities to but excluding the next succeeding Distribution Date for such securities.
     “Distribution Rate Step-Up” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, that the rate at which Distributions accrue or are paid on such securities increases over time (including by an increase in the fixed rate of Distributions in the case of securities that accrue and pay Distributions at a fixed rate or by an increase in the margin above the applicable index in the case of securities that accrue and pay Distributions based upon a margin above an index, but not including an increase in the rate of Distributions merely because the index used in calculating such rate increases).
     “Distributions” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, dividends, interest or other income distributions to the holders thereof that are not Subsidiaries of the Corporation.
     “Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.
     “Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
     “Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior and ranks senior to the Debentures, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
     “Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt.
     “Indenture” means the Junior Subordinated Indenture, dated June 21, 2007, between the Corporation and The Bank of New York Trust Company, N.A., as Trustee, as amended and supplemented by a First Supplemental Indenture, dated June 21, 2007.
     “Initial Covered Debt” means the Corporation’s 6.25% Senior Notes due December 1, 2032, which have CUSIP No. 743315AL7.
     “Intent-Based Replacement Disclosure” means, as to any Qualifying Non-Cumulative Preferred Shares or Qualifying Capital Securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries, to the extent such securities provide the issuer with equity credit for purposes of rating by an NRSRO, will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date.
     “Mandatorily Convertible Preferred Shares” means cumulative preferred shares with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such preferred shares convert into common shares of the issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred shares and having customary anti-dilution provisions.

     “Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:
     (i) require the issuer of such securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (a) if the Mandatory Trigger Provision does not require the issuance and sale within one year of such failure, the amount of Common Shares and/or Qualifying Warrants the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap and (b) the amount of Qualifying Non-Cumulative Preferred Shares and still outstanding Mandatorily Convertible Preferred Shares the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;
     (ii) if the provisions described in clause (i) above do not require such issuance and sale within one year of such failure, include a Repurchase Restriction;
     (iii) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the Corporation’s liquidation, dissolution or winding up junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant Deferral Period prior to the date six months after the issuer applies the net proceeds of the sales described in (i) to pay such deferred Distributions in full; and
     (iv) include a Bankruptcy Claim Limitation Provision;
provided (and it being understood) that:
     (A) the issuer will not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (B) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (C) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such Qualifying Capital Securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (i) trading in securities generally, or shares of the Corporation’s securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which APM Qualifying Securities are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction such that trading shall have been materially disrupted;
     (ii) the Corporation would be required to obtain the consent or approval of the Corporation’s shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities pursuant to the Alternative Payment Mechanism and that consent or approval has not yet been obtained notwithstanding the Corporation’s Commercially Reasonable Efforts to obtain that consent or approval;
     (iii) a banking moratorium shall have been declared by the federal or state authorities of the United States such that the issuance of, or market trading in, the APM Qualifying Securities has been disrupted or ceased;
     (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that the issuance of, or market trading in, the APM Qualifying Securities has been disrupted or ceased;
     (v) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that the issuance of, or market trading in, the APM Qualifying Securities has been disrupted or ceased;
     (vi) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that the issuance of, or market trading in, the APM Qualifying Securities has been materially disrupted;
     (vii) an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Corporation, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Corporation, is not otherwise required by law and would have a material adverse effect on the Corporation or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this clause (vii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (vii) shall not exceed an aggregate of 180 days in any 360-day period; or
     (viii) the Corporation reasonably believes that the offering document for the offer and the sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those described in clause (vii) above) and the Corporation determines that it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this clause (viii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (viii) shall not exceed an aggregate of 180 days in any 360-day period.
The definition of “Market Disruption Event” as used in any Replacement Capital Securities may include less than all of the paragraphs outlined above, as determined by the Corporation at the time of issuance of such securities, and in the case of clauses (i), (ii) and (iii) above, as applicable to a circumstance where the Corporation would otherwise endeavor to issue preferred shares, shall be limited to circumstances affecting markets where the Corporation’s preferred shares traded or where a listing for their trading is being sought.
     “Measurement Date” means (a) with respect to any repayment, redemption or purchase of the Debentures on or prior to the Scheduled Maturity Date, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (b) with respect to any repayment, redemption or purchase of the Debentures after the Scheduled Maturity Date, the date that is 90 days prior to the date of such repayment, redemption or purchase, except that, if during the 90-day (or any shorter) period preceding the date that is 90 days prior to the date of such repayment, redemption or purchase, the Corporation or its Subsidiaries issued Replacement Capital Securities to Persons other than the Corporation and its Subsidiaries but no repayment, redemption or purchase was made pursuant to Section 2 in connection therewith, the date upon which such 90-day (or shorter) period prior to the date of such repayment, redemption or purchase began.
     “Measurement Period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to the Debentures or on which the Corporation purchases, or any Subsidiary of the Corporation purchases, any Debentures, the period beginning on the Measurement Date with respect to such notice or purchase date and ending on such notice or purchase date, as the case may be. Measurement Periods cannot run concurrently.
     “No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:
     (i) an Alternative Payment Mechanism; and
     (ii) an Optional Deferral Provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and the obligations (and limitations on obligations) described in the definition of “Alternative Payment Mechanism” applying.

     “Non-Cumulative” means, with respect to any Qualifying Capital Securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.
     “NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act.
     “Optional Deferral Provision” means, as to any Qualifying Capital Securities, a provision in the terms thereof or of the related transaction agreements to the effect that:
     (a) (i) the issuer of such Qualifying Capital Securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such Qualifying Capital Securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Share Cap, Bankruptcy Claims Limitation Provision or Repurchase Restriction); or
     (b) the issuer of such Qualifying Capital Securities may, in its sole discretion, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies.
     “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and
     (b) complete or partial prohibitions on the issuer paying Distributions on or repurchasing common shares or other securities that rank pari passu with or junior as to Distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.
     “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Cap” has the meaning specified in clause (viii) of the definition of Alternative Payment Mechanism.
     “Qualifying Capital Securities” means securities or combinations of securities (other than Common Shares, Qualifying Warrants, Mandatorily Convertible Preferred Shares, Debt Exchangeable for Common Equity and Debt Exchangeable for Preferred Equity) that, in the determination of the Corporation’s Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

     (i) in connection with any repayment, redemption or purchase of Debentures prior to June 15, 2017:
     (A) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon the liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 60 years and (3) either:
     (x) (I) are subject to a Qualifying Replacement Capital Covenant and (II) have a No Payment Provision or are Non-Cumulative, or
     (y) (I) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure and (II) have an Optional Deferral Provision or a No Payment Provision;
     (B) preferred shares issued by the Corporation or its Subsidiaries that (1) are Non-Cumulative, (2) have no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (3) have no maturity or a maturity of at least 60 years and (4) either:
     (x) are subject to a Qualifying Replacement Capital Covenant, or
     (y) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or
     (C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu or junior to the Debentures upon the liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision and a Mandatory Trigger Provision; or
     (ii) in connection with any repayment, redemption or purchase of Debentures at any time on or after June 15, 2017 but prior to June 15, 2037:
     (A) securities described under clause (i) of this definition that would be Qualifying Capital Securities prior to June 15, 2017;
     (B) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 60 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision;
     (C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 60 years, (3) are Non-Cumulative or have a No Payment Provision and (4) are subject to Intent-Based Replacement Disclosure;
     (D) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years, (3) are

Non-Cumulative or have a No Payment Provision and (d) are subject to a Qualifying Replacement Capital Covenant;
     (E) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years, (3) have an Optional Deferral Provision and a Mandatory Trigger Provision and (4) are subject to Intent-Based Replacement Disclosure;
     (F) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon a liquidation, dissolution or winding-up of the Corporation, (2) have no maturity or a maturity of at least 25 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision and a Mandatory Trigger Provision;
     (G) cumulative preferred shares issued by the Corporation or its Subsidiaries that (1) have no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) have no maturity or a maturity of at least 60 years and (3) are subject to a Qualifying Replacement Capital Covenant; or
     (H) securities issued by the Corporation or its Subsidiaries that rank (i) senior to the Debentures and securities that are pari passu with the Debentures but (ii) junior to all other debt securities of the Corporation (other than (x) the Debentures and securities that are pari passu with the Debentures and (y) securities that are pari passu with such Qualifying Capital Securities) upon its liquidation, dissolution or winding-up, and (2) either:
     (x) have no maturity or a maturity of at least 60 years and either (I) are (a) Non-Cumulative or subject to a No Payment Provision and (b) subject to a Qualifying Replacement Capital Covenant or (II) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure, or
     (y) have no maturity or a maturity of at least 40 years, are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (iii) in connection with any repayment, redemption or purchase of Debentures at any time on or after June 15, 2037:
     (A) securities described under clause (ii) of this definition that would be Qualifying Capital Securities on or after June 15, 2017 but prior to June 15, 2037;
     (B) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon a liquidation, dissolution or winding up of the Corporation, (2) have an Optional Deferral Provision and (3) either:
     (x) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure, or

     (y) have no maturity or a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant;
     (C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the Debentures upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years and are subject to Intent-Based Replacement Disclosure and (3) are Non-Cumulative or have a No Payment Provision;
     (D) securities issued by the Corporation or its Subsidiaries that rank (1) senior to the Debentures and securities that are pari passu with the Debentures but junior to all other debt securities of the Corporation (other than (x) the Debentures and securities that are pari passu with the Debentures and (y) securities that are pari passu with such Qualifying Capital Securities) upon its liquidation, dissolution or winding-up, and (2) either:
     (x) have no maturity or a maturity of at least 60 years and either (i) have an Optional Deferral Provision and are subject to a Qualifying Replacement Capital Covenant or (ii) (a) are Non-Cumulative or have a No Payment Provision and (b) are subject to Intent-Based Replacement Disclosure, or
     (y) have no maturity or a maturity of at least 40 years and either (i) (a) are Non-Cumulative or have a No Payment Provision and (b) are subject to a Qualifying Replacement Capital Covenant or (ii) are subject to Intent-Based Replacement Disclosure and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (E) cumulative preferred shares issued by the Corporation or its Subsidiaries that either (1) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (2) have a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant.
Notwithstanding the foregoing, no securities or combination of securities will be included in Qualifying Capital Securities if such securities (i) applying the tests set forth above, are required to include Intent-Based Replacement Disclosure and (ii) include a Distribution Rate Step-Up.
     “Qualifying Non-Cumulative Preferred Shares” means non-cumulative preferred shares of the Corporation that rank pari passu with or junior to all other preferred shares of the Corporation, are perpetual and are subject to (a) a Qualifying Replacement Capital Covenant or (b) both (i) mandatory suspension of dividends in the event the Corporation breaches certain financial metrics specified in the offering documents relating to such preferred shares and (ii) Intent-Based Replacement Disclosure, provided that with respect to both clauses (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of Distributions other than Permitted Remedies.
     “Qualifying Replacement Capital Covenant” means a replacement capital covenant that is substantially similar to this Replacement Capital Covenant or a replacement capital covenant, as identified by the Corporation’s Board of Directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (ii) that restricts the related issuer from repaying, redeeming or purchasing, and its Subsidiaries from purchasing, identified securities, except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased within the 180-day period prior to the applicable repayment, redemption or purchase date; provided that the term of such replacement capital covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities.
     “Qualifying Warrants” means any net share-settled warrants to purchase the Common Shares that (i) have an exercise price greater than the Current Stock Market Price of the Common Shares, and (ii) the Corporation is not entitled to redeem for cash and the holders of which are not entitled to require the Corporation to purchase for cash in any circumstances.
     “Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem, or the Corporation or a Subsidiary of the Corporation elects to repurchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (c) if such Covered Debt is not Eligible Subordinated Debt of the Corporation, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.
     “Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.
     “Replacement Capital Securities” means Mandatorily Convertible Preferred Shares, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity and Qualifying Capital Securities.
     “Repurchase Restriction” has the meaning specified in clause (iii) of the definition of Alternative Payment Mechanism.
     “Scheduled Maturity Date” has the meaning specified in the Supplemental Indenture.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Share Cap” means, with respect to any Qualifying Capital Securities, a limit on the total number of Common Shares that may be issued by the Corporation pursuant to the Alternative Payment Mechanism with respect to such Qualifying Capital Securities or on the total number of Common Shares underlying all Qualifying Warrants and Mandatorily Convertible Preferred Shares that may be issued by the Corporation pursuant to such Alternative Payment Mechanism, provided that the product of such Share Cap and the Market Value of the Common Shares as of the date of issuance of such Qualifying Capital Securities shall not represent a lower proportion of the aggregate principal or liquidation amount, as applicable, of such Qualifying Capital Securities than the product of the Share Cap applicable to the Debentures and the Current Stock Market Price of the Common Shares as of the date of issuance of such Debentures represents of the aggregate principal amount of such Debentures at the time of issuance.

     “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person (and as of the date of this Replacement Capital Covenant includes Progressive County Mutual Insurance Company, a mutual company affiliate of the Corporation).
     “Supplemental Indenture” means the First Supplemental Indenture, dated as of June 21, 2007, between the Corporation and The Bank of New York Trust Company, N.A., as Trustee, to the Indenture.
     “Termination Date” has the meaning specified in Section 4(a).